REVOLVING LINE OF CREDIT LOAN AGREEMENT

MADE as of the 25th day of November, 1996, between SEVEN FIELDS DEVELOPMENT COMPANY, a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation) (the "Borrower"), and FIRST WESTERN BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Lender").

WITNESSETH:

WHEREAS, Borrower desires to arrange for a revolving line of credit loan (the "Loan" or "Line of Credit") from Lender to enable it to borrow, repay and reborrow from Lender from time to time sums not to exceed the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) at any one time outstanding (the "Maximum Loan Amount") to finance the construction of certain Units (collectively, the "Improvements"), and Lender is willing to extend such credit to Borrower subject to the terms and conditions hereinafter set forth; and WHEREAS, the Loan is evidenced by a Revolving Line of Credit Note (the "Note") dated the date hereof and is secured, inter alia, by an Open-End Mortgage and Security Agreement, dated the date hereof, as more fully described herein (the "Mortgage").

     NOW, THEREFORE, in consideration of the premises, the parties hereto, declaring their intention to be legally bound hereby, covenant and agree as follows:

l. General Loan Terms.

(a) Loan Purpose. The purpose of the Loan is to provide funding to Borrower for development and installation of infrastructure for sixty three (63) lots (each, a "Lot") and the construction of single family townhomes (the "Unit(s)"), each individual Unit located on a single Lot in the Castle Creek Phase II Plan, which is recorded in the Butler County, Pennsylvania Recorder's Office at Plan Book Volume 185, Pages 8-10, provided that, at any given time, Borrower shall not be constructing more than or twelve (12) Units.

(b) Loan Advances. Subject to the conditions hereinafter contained, from time to time after the date hereof, Lender shall advance the proceeds of the Loan (the "Loan Proceeds") to Borrower. In no event shall Lender be obligated to advance Loan proceeds in an aggregate amount exceeding (a) Sixty-Two Thousand Five Hundred Dollars ($62,500) per Unit and (b) an aggregate of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) at any one time outstanding. No advances for interest due under the terms of the Note will be made under the Line of Credit. Notwithstanding the foregoing, Lender shall not be required to advance Loan Proceeds at Borrower's request if the required payments from Borrower under the Line of Credit are not current or if Borrower has otherwise failed to provide required information or documentation under the terms of this Revolving Line of Credit Loan Agreement.

     (c) Maturity Date. Total advances for Improvements under the Loan, together with all accrued interest thereon, and any other sums or costs advanced by Lender in connection therewith, shall be due and payable on November 30, 1997 (the "Maturity Date"), unless the Loan is extended in accordance with the terms of the Note or earlier due by acceleration or otherwise. Funding under the Line of Credit shall terminate at maturity.

(d) [RESERVED]

(e) Closing Agenda Documents and Exhibits. Prior to the first disbursement of Loan proceeds, Borrower must execute or cause to be executed in form and content acceptable to Lender, and must supply to Lender all documents and exhibits which are listed on the Closing Agenda attached hereto as Exhibit "A".

(f) Inspection. Lender's agent and/or another inspector (the "Inspector") selected and approved by Lender shall have the right to inspect all Improvements and the progress of the construction thereon. It is intended that inspections shall take place quarterly, but Lender reserves the right to have any inspection take place prior to any advance of any funds under the Loan. All disbursement requests, the design of the Improvements and work to be performed and the construction of the Improvements shall be satisfactory to and approved by Lender and, at Lender's option, the Inspector. Borrower shall reimburse Lender for all inspection fees, whether inspections are made quarterly or in connection with any disbursement request, which reimbursement shall occur prior to the next advance of Loan Proceeds after receipt of the invoice for such inspection(s).

(i) Definitions.

Approved Contract. A bona fide agreement of sale for the Lot and the Unit thereon executed by third parties and Borrower, which agreement of sale and construction contract are acceptable to Lender with respect to terms, form and content.

Commitment. That certain commitment letter with respect to the Loan, by Lender to Borrower, dated September 24, 1996 and accepted by Borrower on September 27, 1996.

Improvements. Collectively, the Lots and the Units.

Loan Closing. The date of execution of this Agreement, the Note, and the remaining Loan Documents.

Loan Documents. All documents and items considered by Lender to be related to the Loan, including but not limited to (a) the Note; (b) the Mortgage;
(c) this Revolving Line of Credit Loan Agreement; and (d) all other miscellaneous loan documents. All Loan Documents be in form and substance satisfactory to Lender.

Lot. A lot on which Improvements are being constructed.

Mortgaged Premises. Any Lot and/or Improvements encumbered by the Mortgage.

Mortgage. The Open-End Mortgage and Security Agreement executed by Borrower in favor of Lender on the date hereof encumbering, inter alia, the Lots and Improvements.

Tangible Net Worth. The excess of Borrower's total assets over Borrower's total liabilities. Total assets and total liabilities shall be determined in accordance with generally accepted accounting principles consistently applied excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises.

Units. The single family townhouse units in Seven Fields Boro, Butler County, Pennsylvania, being constructed by Borrower, which homes are being financed under the Loan.

(j) Loan Fees. The $3,750 Loan Fee payable by Borrower on the date hereof.

(k) Maximum Amount of Advance for Lot and Improvements.

(i) Maximum Amount of Improvements Which Mav Be Financed Under the Line of Credit. Borrower shall be limited to financing no more than twelve (12) Units at any one time under this Line of Credit.

(ii) Construction of a Unit on any Lot shall not be commenced until all requirements for the commencement of construction under this Loan Agreement have been met.

Advances for the construction of Improvements will be limited to Sixty-Two Thousand Five Hundred Dollars ($62,500) per Unit.

(iii) At no time will the outstanding principal balance of the Loan exceed the sum of Seven Hundred Fifty Thousand Five Hundred Dollars ($750,000).

2. Representations and Warranties. Borrower hereby represents and warrants to Lender (all such representations and warranties being deemed to be continuously made until the Loan shall have been paid in full) as follows:

(a) That Borrower is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has full power and authority to own and operate its properties, to conduct its affairs as now being conducted, to execute and deliver this Agreement, the Note, and the Loan Documents, and to perform the obligations hereunder and thereunder;

(b) That all Loan Documents are enforceable and binding against Borrower in accordance with their respective terms;

(c) That the execution and delivery of the Loan Documents have been duly authorized by all necessary action on the part of Borrower, and all borrowings contemplated or permitted by the provisions hereof have been, or at the time of each such borrowing, shall have been, duly authorized by all necessary action on the part of Borrower, and the Loan Documents constitute valid and legally binding agreements of the parties thereto, enforceable in accordance with their respective terms;

(d) That the financial information provided to Lender with respect to Borrower is accurate and complete and has been prepared in accordance with generally accepted accounting principles consistently applied and further that there has been no adverse change in the financial condition or business of Borrower since the date of such information;

(e) That there are no current, pending or threatened suits or administrative proceedings, judgments entered of record against or involving Borrower, or any directly related affiliates.

(f) That Borrower has made a full and true disclosure of pertinent financial and other information to Lender in connection with Borrower's application for this Loan;

(g) That Borrower has not made any representation or warranty to Lender that contains a misrepresentation or untrue statement or omits any material fact, and Borrower knows of no fact which now or will hereafter adversely affect the financial condition of Borrower;

(h) That Borrower has disclosed to Lender the existence of all subsidiaries and affiliates of Borrower;

(i) That Borrower has fee simple title to all Lots, unencumbered with the exception of the lien of the Mortgage, and subject only to title exceptions as Lender may approve, and, with regard to any and all collateral provided, that there are and will not be any liens thereon except those permitted by Lender;

(j) That Borrower has met any and all tax obligations or the reserves against such tax obligations;

(k) That Borrower has all necessary licenses and permits to conduct its business;

(l) That, if applicable, Borrower is in compliance with ERISA, is not materially liable thereunder, and there exists no reportable events;

(m) That there does not exist, nor will Borrower permit to exist, any hazardous substance (as such term is defined by any federal, state or local law or regulation) in or on any property owned, leased, controlled or operated by Borrower which is not stored, contained or used in compliance with all applicable laws and regulations and there has not been any seepage, spill, release or discharge of any hazardous substance on or from any such property;

(n) That no Event of Default has occurred nor is there any event that has occurred which, with the passage of time or notice, would constitute an Event of Default.

3. Conditions for Advances of Loan Proceeds.

(a) Prior to any advance by Lender, Lender shall have received (without cost or expense to Lender) the following with respect thereto, all in such form and content as the Lender may require:

(i) a written request from Borrower specifying and including the following information: (aa) the amount of the advance requested; (bb) the purpose of the advance; and (cc) the Request for Disbursement form attached hereto as Exhibit C with all attachments;

(ii) an ALTA policy of title insurance insuring that Lender's Mortgage is a first lien against the fee simple title, free and clear of all liens and encumbrances and other types of policy exceptions, except those approved by Lender, and containing such endorsements as to survey, access and other matters as Lender may require;

(iii) a survey or plot plan which shall certify the location and dimensions of the Lots, including all easements and rights-of-way as acceptable to the title company issuing the ALTA policy of title insurance referenced in subparagraph (a)(iii) above;

(iv) effective lien waivers and releases from Borrowers' contractor, all other contractors, subcontractors, suppliers and other persons having a right to file a mechanic's or materialmen's lien with respect to all work, materials and services for which the loan proceeds are being requested and all future work, materials and services, including, without limitation, the execution, delivery and filing with the Prothonotary of Butler County, Pennsylvania a No-Lien Agreement between Borrower and its contractor in advance of the commencement of construction of any work on the Mortgaged Premises.

Further, no Event of Default as herein defined shall have occurred.

(b) Advances for Improvements. Prior to any advance by Lender with respect to the initial construction of the Unit on any Lot, Lender shall have received (without cost or expense to Lender) the following with respect thereto all in such form and content as Lender may require:

(i) a written request from Borrower specifying and including the amount of total advances requested for the specific Improvement;

(ii) detailed final plans and specifications (the "Plans") and cost breakdown and/or Approved Contract (if one has been entered into by such point), all being acceptable to Lender, and all being certified by Borrower and containing such information and in such form as Lender may require for the construction and equipping of the Improvements;

(iii) an appraisal of the Lots and the proposed Unit satisfactory to Lender (the "Appraisal"). Borrower shall reimburse Lender for all fees of the Appraiser;

(iv) evidence satisfactory to Lender that Lender's title insurance policy will not contain any exception for mechanics liens, and that no municipal improvements are contemplated that could result in a lien against the Lot, except as otherwise approved by the Lender;

(v) Builder's risk, workmen's compensation and hazard and public liability and property damage insurance satisfactory to Lender with respect to the Improvements to be constructed on such Lot with standard mortgagee clauses naming Lender as first mortgagee and flood insurance, if required, or such proof as Lender may require as to the location of such Lot with respect to areas within the applicable l00 year flood plain as determined by the United States Army Corp of Engineers; furthermore, all insurance policies shall contain a clause giving the Lender thirty (30) days' prior written notice before cancellation by the insuring company and shall indicate Lender's address as "First Western Bank, National Association, 250 Insurance Street, Suite l00, Beaver, Pennsylvania l5009." Borrower shall be required to provide Lender, at closing, with an original policy of insurance or a certified copy of same, signed by the agent, naming Lender as the Mortgagee and/or Loss Payee under said policy of insurance.

(vi) a survey of the Lot, including the foundation of the Improvements constructed thereon, which survey shall certify the location and dimensions of the Lot, including all easements and rights-of-way as acceptable to the title company issuing the ALTA policy of title insurance referenced in subparagraph (a)(iii) above;

(vii) evidence of all governmental approvals required for the construction of the Improvements, except those approvals which cannot be obtained until the construction of the Improvements has been completed, as applicable.

Further, no Event of Default shall have occurred hereunder, nor shall there exist any event or condition which, with the passage of time or the giving of notice, or both, would constitute such an Event of Default.

(c) Upon compliance with the foregoing conditions as to each Lot and the Improvements to be constructed thereon, Lender shall advance Loan proceeds to pay approved costs due and payable by Borrower not more frequently than once monthly in accordance with Lender's seven stage draw schedule and in accordance with Lender's standard policy set forth on Exhibit "B" attached hereto; provided, however, that all advances hereunder are expressly limited as set forth in this Loan Agreement.

4. Sales of Lots: Release Fees. Upon the conveyance of any Lot(s), Lender will require, in order to release such Lot(s) from the lien of the Mortgage, the payment of a release fee ("Release Fee") equal the greater of (i) the amount of funds advanced by Lender under the Loan for such Lot and Improvements thereon or (ii) Sixty Two Thousand Five Hundred Dollars ($62,500). Notwithstanding the foregoing, Lender shall not be required to release any Lot from the lien of the Mortgage encumbering that Lot if Borrower is in default under the Loan. Upon receipt, if Borrower is not in default, the Release Fee shall be applied to the reduction of the unpaid outstanding principal balance of the Loan. Otherwise, the Release Fee shall be applied to accrued interest, principal or other costs of the Mortgaged Premises in such priority as Lender shall determine. Notwithstanding the foregoing, all outstanding interest in connection with the Lot being released must be brought current in order to release such Lot from the lien of the Mortgage.

Expenses incurred by Lender with respect to the preparation and recordation of the release documents contemplated hereunder shall be calculated by Lender at the time of issuance of the release information, and payment of such expenses shall be the responsibility of Borrower.

5. Affirmative Covenants. Borrower covenants that, until the Loan and all interest accrued thereon shall have been paid in full, unless the prior written consent of Lender shall have been first obtained, it shall:

(a) Deliver or cause to be delivered to Lender the following financial statements of Borrower for every twelve (12) month calendar period during the Loan Term hereof:

(i) A complete set of audited financial statements, including balance sheets and profit and loss statements, prepared by Borrower's certified public accountant within ninety (90) days following the close of each fiscal year of Borrower, all data being applied according to generally accepted accounting principles consistently applied, with all data being prepared according to generally accepted accounting principles consistently applied;

(ii) Such additional information as Lender may reasonably request of Borrower.

(b) Keep all insurance required hereby and by the Mortgage in full force and effect

(c) Comply with all existing and future laws, ordinances, regulations, orders and requirements of all governmental, judicial and legal authorities having jurisdiction over the Lots or Improvements, and with all restrictions and agreement affecting the Lots or Improvements or Borrower's use or development thereof;

(d) Use the Loan proceeds solely for the purpose of paying the costs of constructing the Improvements;

(e) Promptly pay and discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Improvements and not permit any lien or encumbrance to be placed against any Lot, except the Mortgage to Lender, whether or not such lien or encumbrance is prior to the lien of such Mortgage;

(f) Upon the request of Lender, provide an endorsement to Lender's ALTA policy to title insurance for any Lot, which endorsement shall (i) increase the coverage of the title policy to the amount advanced for acquisition of such Lot and construction of Improvements thereon, (ii) insure the continuing first lien priority of the Mortgage on such Lot, and (iii) confirm continuing coverage against mechanics' liens. After such request, Lender shall be under no obligation to disburse further Loan proceeds until Borrower shall have provided such endorsement;

(g) Borrower agrees during the term of the Loan to perform such acts and provide such additional documentation to Lender as Lender may reasonably require;

(h) Provide to Lender within seven (7) days of the execution thereof a copy of any agreement of sale between Borrower and any third party covering any Lot, which agreement shall specifically set forth a subordination of such agreement of sale to Lender's Mortgage then on or to be placed on such Lot;

(i) Borrower agrees that all materials delivered to any Lot by materialmen or suppliers for the purpose of being used in connection with the construction of the Improvements or to be incorporated in the Improvements shall be subject to the lien of the Mortgage, as against Borrower and all parties acting or claiming under or through Borrower;

(j) Borrower will give prompt notice to Lender of any breach or Event of Default under the Loan Documents, of any material casualty to any of Borrower's properties or the commencement of any adverse suit or proceeding involving Borrower, or of any material change in any litigation involving Borrower;

(k) Borrower will promptly pay all taxes, government charges and liens, if valid, otherwise, Borrower shall diligently defend and reserve against same;

(l) Borrower will keep proper and true books of account and records;

(m) Borrower will conform to all laws and regulations applicable to Borrower;

(n) Borrower will comply with all applicable requirements of EISA and notify Lender upon the happening of any "reportable event";

(o) Borrower will promptly notify Lender of any change (i) in the senior management of Borrower, (ii) of Borrower's name, (iii) of any shareholder holding greater than ten percent (10%) of the shares in Borrower, (iv) or in Borrower's principal place of business, records, offices, registered office, location of collateral, Articles of Incorporation, By-laws, Certificate of Limited Partnership or Partnership Agreement, or depreciation methods of fiscal year;

(p) Borrower will maintain all of Borrower's property in good repair;

(q) Borrower agrees to indemnify Lender and to hold Lender harmless of an from any and all liability, loss or damage, including attorney's fees and costs, which Lender may or might occur by reason of the presence, removal or disposal of any hazardous wastes or materials (as defined in any applicable federal, state or local law, regulation or ordinance) present on or about the Mortgaged Premises;

(r) Borrower agrees at all times during the term of the Loan to maintain a ratio of Borrower's entire debt obligations (whether or not related to this Loan, the Lots and the Improvements) - to - Tangible Net Worth of not less than .5: 1.

6. Negative Covenants. Borrower agrees that it will not, without prior written consent of Lender:

(a) Directly or indirectly, create, incur, assume or permit to exist any indebtedness for borrowed money, except in the normal course of business (it being understood that Borrower's normal course of business shall include receiving loans for speculative housing or for the acquisition of equipment) without the prior written consent of Lender, which consent shall not be unreasonably withheld;

(b) Directly or indirectly, create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, security interest or other charge or encumbrance upon or with respect to any of its assets, or assign, or otherwise convey any right to receive income, except in favor of Lender, except those encumbrances that have already been disclosed to Lender in writing or which Lender has approved in writing with respect to this Loan except in the normal course of business (it being understood that Borrower's normal course of business shall include receiving loans for speculative housing or for the acquisition of equipment);

(c) Directly or indirectly guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other indebtedness of any other person or entity except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business;

(d) Enter into any transaction of merger or consolidation;

(e) Transfer, sell, assign, discount, lease or otherwise dispose of any of its notes, or other instruments, accounts receivable or contract rights with or without recourse, except for collection in the ordinary course of business, or any assets or properties necessary or desirable for the proper conduct of its business;

(f) Dispose or sell any substantial part of Borrower's property or assets other than the sales of Lots and Improvements in the ordinary course of Borrower's business;

(g) Change the nature of its business:

(h) Wind-up, liquidate or dissolve itself or any subsidiary thereof, with the exception that a subsidiary of Borrower may be dissolved into Borrower or into another wholly owned subsidiary;

(i) Invest in, transfer any assets to, or do any business through any subsidiary not previously disclosed in writing to Lender;

(j) Use the Loan Proceeds for any use other than investment into projects approved by Lender, including without limitation, Borrower shall not use the Loan Proceeds for the direct or indirect purchase or carrying of "margin stock";

(k) Insure itself or its property through captive insurance companies or self-insurance; or

(l) Permit to exist any hazardous substance (as such term is defined in any federal, state or local law or regulation) in or on any property owned, leased, controlled or operated by Borrower which is not stored, contained or used in compliance with all applicable laws and regulations or permit any seepage, spill, release or discharge of hazardous substance on or from any such property at any time.

7. Events of Default. If one or more of the following events of default ("Event of Default") shall occur, that is to say:

(a) Borrower shall default in the payment under the Note when due or within the applicable grace period, if any, set forth therein;

(b) Any representation or warranty herein or in the other Loan Documents or in any certificate or other document delivered in connection herewith made shall prove to have been false or misleading in any material respect as of the time made or deemed to have been made;

(c) Borrower shall default in the performance of any other covenant, condition or provision hereof and such default shall not be remedied for a period of thirty (30) days after written notice there of by Lender;

(d) Any other default shall have occurred in the performance of any covenant, condition or provision of the Mortgage or the other Loan Documents that is not cured within the applicable grace period, if any, set forth therein;

(e) Borrower shall be become insolvent or unable to pay their respective debts as the same shall mature, or there shall be filed by or against Borrower a petition in bankruptcy or a petition seeking the appointment of a receiver, trustee or conservator for the Borrower or any portion of their respective properties, or seeking reorganization or to effect a plan or other arrangement with or for the benefit of creditors, or if Borrower shall consent to the appointment of a receiver, trustee or conservator.

(f) If there occurs a default under any note, document, instrument or other agreement between Lender and Borrower and/or any affiliate of Borrower (including, without limitation, the $1,000,000 line of credit loan by Lender to Borrower as evidenced inter alia, by Borrower's Revolving Line of Credit Note to Lender, dated August 13, 1996), any such default continues after the expiration of any applicable grace period as provided in said Note, document, instrument or other agreement.

Then, and in any such event, Lender shall not be under any further obligation to make advances hereunder, and shall have the right to declare the aggregate unpaid balance of the principal of the Loan, together with all interest accrued thereon, to be forthwith due and payable, and the same shall thereupon become due and payable, without any presentment, demand, protest or notice of any kind, of which or hereby expressly waived, provided that such sums shall automatically and without notice forthwith become due and payable upon the occurrence of an Event of Default as set forth in subparagraph (e) above.

8. Notice. All notices, demands and requests which may be or are required to be given hereunder or under the other Loan Security Documents shall be given in writing and shall be deemed to have been duly given if sent by telefax (with a confirming telephone call to confirm receipt), FedEx or other overnight receipted delivery system, or United States Registered or Certified Mail, Return Receipt Requested, postage prepaid, addressed to Lender at 250 Insurance Street, Suite 100, Beaver, Pennsylvania 15009,
Attention: Patrick J. Sentner, and to Borrower at 2200 Garden Drive,
Suite 200, Mars, Pennsylvania 16046-7846, Attention: Roman Polnyj, or to such other place or places as the parties hereto may for themselves designate in writing from time to time for the purpose of receiving notices hereunder.

9. Right of Set-Off. In addition to any other rights it may have under this agreement or pursuant to law, upon the occurrence of an Event of Default, any and all moneys now or hereafter in the hands of Lender on deposit or otherwise, whether in a general or special account, belonging to Borrower shall immediately become the subject of set-offby Lender against any indebtedness that shall be in existence hereunder, and any other liability or liabilities of Borrower to Lender then in existence, whether said indebtedness and liability or liabilities are due or to become due, and any such monies may immediately be appropriated by Lender to the payment of such indebtedness and liability or liabilities in such manner as it shall see fit. Borrower hereby grants to Lender a security interest in any and all such monies to secure payment of all sums due hereunder or owing to Lender pursuant hereto.

10. Cooperation. Borrower will cooperate at all times with Lender in bringing about the timely completion of the Improvements, and Borrower will resolve all disputes arising during the work of construction in a manner that will allow work to proceed expeditiously in order to complete the Improvements in a diligent and workmanlike manner.

11. Payment of Expenses. Borrower will pay Lender's out-of-pocket costs and expenses incurred in connection with the making, disbursement and administration of the Loan and the construction of the Improvements, the exercise of any of its rights or remedies under the Loan Documents, and all other matters related to the transactions contemplated hereby, including but not limited to title insurance, settlement and escrow charges, recording charges, transfer, documentary, ad valorem and mortgage taxes, legal fees and disbursements, and all other reasonable fees and costs for services.
The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

12. Indemnification. With respect to any requisition of Loan proceeds requested by Borrower, Borrower hereby releases and agrees to indemnify and defend Lender and hold Lender harmless from and against all liability whatsoever arising in connection with the payment or nonpayment by Lender to Borrower and/or any person, firm or corporation whatsoever of all or any part of the monies advanced by Lender to fund any such requisition, whether or not such liability is caused by or results from, directly or indirectly, the negligence of Lender or any other person, firm or corporation and from any and all suits, claims or damages arising out of disputes between Borrower and any subcontractor, materialman or supplier, or any municipal or public authority.

13. Miscellaneous.

(a) No delay or failure on the part of Lender to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Any waiver by Lender must be in writing and will not be construed as a continuing waiver. No waiver will be implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower will not be construed to be a consent to any other or subsequent act or omission or a waiver of the requirement for Lender's consent to be obtained in any future or other instance.

(c) This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right against Lender to obtain any Loan proceeds.

(d) Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers necessary or desirable to protect its security.

(e) Lender will have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that might affect its security or its rights, duties or liabilities relating to the Loan, the Lots, Improvements or this Agreement. Borrower will pay promptly on demand all of Lender's reasonable out-of-pocket costs, expenses and legal fees and disbursements incurred in those actions or proceedings.
<APGE>
(f) The Note is secured by a Mortgage on real estate situate in the Commonwealth of Pennsylvania and shall be deemed made under and governed by the laws of the Commonwealth of Pennsylvania in all respects, including matters of construction, performance and enforcement. Borrower agrees that the Courts of Common Pleas of Allegheny County, Butler County, Beaver County and Lawrence County, Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have exclusive jurisdiction and venue with respect to all actions by or against Borrower under or pursuant to the Note, this Loan Agreement or any other Loan Document, and Borrower hereby consents to the jurisdiction of such courts and to service of process, effective upon receipt by personal service, overnight express delivery or registered or certified mail to Borrower at the address given above. Borrower shall promptly notify Lender of any change in Borrower's address.

(g) The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan proceeds, or assign or delegate any of its rights or obligations, without the prior written consent of the Lender.

(h) The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provisions.

(i) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and do not define or limit any terms or provisions. Time is of the essence in the performance of this Agreement by Borrower.
<APGE>
(j) This Agreement may not be modified or amended except by a written agreement signed by the parties.

(k) The terms and conditions of the Commitment are incorporated herein by reference. All obligations and requirements of the Commitment and Borrower's obligation to perform thereunder shall survive the execution of this Agreement and shall continue in full force and effect until all obligations of both parties hereunder shall terminate and the unpaid principal balance of the Loan, all accrued interest and all other sums or costs advanced by Lender have been paid in full. The provisions of the Commitment shall be deemed supplemental to and not in derogation of the Loan Documents, however, to the extent of any irreconcilable conflict between the terms of any of the Loan Documents and the Commitment, the terms, covenants and conditions of the loan Documents shall control.

WITNESS the due execution hereof as of the day and year first above written.

LENDER:
FIRST WESTERN BANK, NATIONAL
ASSOCIATION, a national banking association

By: Patrick Sentner
Title: Commercial Loan Officer

BORROWER:
SEVEN FIELDS DEVELOPMENT COMPANY, a
Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation)

By: Seven Fields Management, Inc., a Pennsylvania corporation
By: Roman Polnyj
Title: Chief Financial Officer

REVOLVING LINE OF CREDIT NOTE

$750,000
Beaver, Pennsylvania  November 25, 1996

FOR VALUE RECEIVED, SEVEN FIELDS DEVELOPMENT COMPANY, a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation) (the "Borrower"), having its current mailing address at 2200 Garden Drive, Suite 200, Mars, PA 16046-7846, promises to pay to the order of FIRST WESTERN BANK, NATIONAL ASSOCIATION, a national banking association, its successors and assigns (the "Lender"), at its office at 250 Insurance Street, Suite 100, Beaver, Pennsylvania 15009, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) (the "Loan"), or so much of the principal sum as shall have been advanced, repaid and re-advanced, borrowed, repaid and re-borrowed to or for the account of the Borrower under the terms of this Note and the Revolving Line of Credit Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), together with interest from the date or dates of disbursement on the outstanding balances thereof, at the rates and in the installments as hereinafter provided. It is provided, however, that Lender reserves the right to decline to make any advance at any time if (a) an Event of Default has occurred either under this Note, any Mortgage or any other Loan Document,
(b) any such advance will cause the principal outstanding balance of tnis Note to exceed (i) Sixty-Two Thousand Five Hundred Dollars (562,500) per individual Unit, or (ii) Seven Hundred Fifty Thousand Dollars ($750,000) at any one time outstanding in the aggregage, or (c) the credit accommodation evidenced by this Note has terminated pursuant to any separate line of credit agreement relating hereto.

DEFINITIONS:

Land - Shall mean that certain parcel or parcels of land subject to the lien of the Mortgage.

Loan - The Seven Hundred Fifty Thousand Dollar ($750,000) line of credit Loan from Lender to Borrower.

Loan Proceeds - As defined in the Loan Agreement.

Loan Closing - The time of delivery and execution of this Note and the Loan Agreement.

Loan Documents - All documents and items considered by Lender to be related to the Loan, including but not limited to (a) this Note; (b) the Open-End Mortgage and Security Agreement (the "Mortgage"), dated the date hereof, by Borrower to Lender encumbering the Land and all Units thereon; (c) the Loan Agreement; and (d) all other documents executed by Borrower and delivered to Lender in connection with this Note and the Loan. All Loan Documents shall be in form and substance satisfactory to Lender.

Loan Term - The term commencing on Loan Closing and continuing until November 30, 1997, unless extended as set forth herein or unless earlier due by acceleration or otherwise.

Lots - Each of the developed Lots which are encumbered by the Mortgage and for which Lots the Loan Proceeds have been advanced hereunder and under the terms of the Loan Agreement.

Unit(s) - The speculative single family townhomes being constructed by Borrower in buildings containing from four (4) to six (6) units each on each of the individual Lots comprising the Mortgaged Premises, which dwellings are being financed under the Line of Credit.

This Note is secured, inter alia, by the Mortgage encumbering the Land, and all buildings, fixtures and personal property located or to be located on the Land (collectively, the "Mortgaged Premises"), and by the Loan Documents as previously defined herein.

1. Interest Rate. From the date hereof, interest shall be charged on the outstanding principal balance of the Loan at the "Applicable Interest Rate", being a rate per annum (based on a year of 360 days and actual days elapsed) which shall be one half of one percent (.50%) above the rate per annum announced from time to time by Lender at its principle office in New Castle, Pennsylvania as its "prime rate" (the "Prime Rate"), such rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. Borrower acknowledges that the Prime Rate is not necessarily the lowest interest rate charged by Lender on other credit and that the term does not imply or indicate that the interest rate designated from time to time by Lender as its "prime rate" is equal to or lower than that applicable to any other credit extended by Lender.

1.1 Payments.

(a) Interest Payments - Borrower shall pay monthly installments of interest only on the outstanding principal balance at the Applicable Interest Rate commencing on the first (1st) day of the first (lst) calendar month following (i) Loan Closing, or, if later, (ii) the first Loan disbursement of Loan Proceeds, and on the first (lst) day of each succeeding calendar month thereafter.

(b) Release Fees. Upon the sale of any Unit and its related Lot, Lender will require, in order to release such Lot from the lien of the Mortgage, the payment of a release fee (the "Release Fee") equal to the greater of (i) the amount of funds advanced by Lender under the Loan for such Lot and Units or (ii) Sixty Two Thousand Five Hundred Dollars ($62,500). Notwithstanding the foregoing, Lender shall not be required to release any Lot and the Unit constructed thereon from the lien of the Mortgage if Borrower is in default under the Loan. Upon receipt, if Borrower is not in default, the Release
Fee shall be applied to the reduction of the unpaid outstanding principal balance of the Loan. Otherwise, the Release Fee shall be applied to accrued delinquency charges or fees, accrued interest, principal or other costs of the Mortgaged Premises in such priority as Lender shall determine.

(c) Prepayment. Borrower may prepay this Note in whole or in part at any time without premium or penalty upon ten (10) days' prior written notice to Lender. All payments and prepayments shall be applied first to delinquency charges, if any, accrued and unpaid, then to interest accrued and unpaid, and then to the principal installments referred to above in the inverse order of their maturities.

2. Loan Fee. On the date hereof, Borrower shall pay to Lender a Commitment Fee equal to one-half of one percent (.50%) of the Loan, for a total of Three Thousand Seven Hundred Fifty Dollars ($3,750).

3. Maturitv Date. If not sooner paid or due by acceleration or otherwise, the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other sums advanced or incurred by Lender in connection therewith pursuant to this Note or any other Loan Document shall become due and payable in full on November 30, 1997.

Borrower may request a renewal of the term of this Note for up to three (3) consecutive twelve (12) month renewal terms, and Lender, in its discretion, may review such request and make a determination as to whether it shall permit each such twelve (12) month renewal, provided that for each twelve
(12) month extension (a) Borrower shall have given Lender at least ninety (90) days prior written notice of its desire to extend the then applicable maturity date, (b) no Event of Default, and no event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default, shall be continuing either at the time of such notice or on the date such extension would otherwise take effect, (c) no material adverse change, as determined by Lender in its discretion, shall have occurred with respect to the Borrower, its financial condition, the project which is the subject of the Loan, or any other undertaking of Borrower, whether related or unrelated to this Note and the Loan, and (d) with respect to the second and third twelve (12) month extension periods, Borrower shall have duly exercised its option to extend the maturity date of this Note for each of the prior applicable twelve (12) month extension periods. If, near the end of the first or the second renewal term, Borrower shall request the extension but Lender shall not grant such extension, then if not sooner paid or due by acceleration or otherwise, the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other sums advanced or incurred by Lender in connection therewith pursuant to this Note or any other Loan Document shall become due and payable in full 140 days after Lender shall send to Borrower notice of its denial of such extension request. In any event, if all extension periods shall have been requested and granted, then if not sooner paid or due by acceleration or otherwise, the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other sums advanced or incurred by Lender in connection therewith pursuant to this Note or any other Loan Document shall become due and payable in full on November 30, 2000.

4. Late Charges. If any installment of interest due under the Loan or any escrow or other payment required to be made hereunder or under the Mortgage or any other Loan Document is not paid within fifteen (15) days of the date that it is due, Borrower will pay to the Lender a late charge of five percent (5 %) of such amount.

5. Tender of Payment. Interest, principal and any other sums payable hereunder shall be payable in lawful money of the United States of America to Lender at the address set forth above, or at such other place as Lender, from time to time, may designate in writing.

Payment of any installment of principal and/or interest or any other sum due to Lender under any Loan Document shall be deemed to be made only if and when and on the date Lender receives such installment or other sum, at Lender's aforementioned address, in cash or other immediately available funds. If payment is made by check, payment shall be deemed to be made if and when the check is collected and Lender is credited with immediately available funds. If any check is returned for insufficient funds in the account on which it is drawn or if it is not collected for any other reason that is the fault of Borrower, a late charge (as provided in Paragraph 4 above) shall be due on the amount of the payment represented by the check, and interest at the Default Rate shall be due on such amount from the due date of the payment until payment is actually made, unless notwithstanding the return of the check the payment is completed in accordance with the terms of the first two sentences of this paragraph on or before the date it is due, or within the applicable grace period, if any.

6. Payment of Insurance. Taxes and Assessments. At least annually, unless more frequently requested by Lender, Borrower shall provide proof of payment of all required insurance, real estate taxes and any municipal assessments levied on any of the Mortgaged Premises. At any time during the term of the Loan, at Lender's option, Borrower shall establish an escrow reserve with the Lender for the payment of premiums for all fire and extended coverage insurance, real estate taxes and municipal assessments levied on the Mortgaged Premises, and thereafter the monthly installments due under this Note shall also include escrow payments equal to one-twelfth (1/12th) of the armual premiums for such insurance, all required real estate taxes and any municipal assessments in order to permit payment of these obligations on or before their respective due dates. No interest shall be payable on such escrowed funds.

7. Calculation of Interest on Outstanding Balance. Until the Loan is paid in full, both before and after any default, interest on the outstanding balance of the Loarl shall be calculated on a 360-day year, but charged on the actual number of days elapsed in any calendar year or part thereof.

8. Default Interest Rate. If a default continues beyond its applicable grace period, if any, or if an Event of Default exists, interest shall continue to accrue thereafter on the entire unpaid principal balance at a rate (the "Default Rate") of four percent (4%) per annum in excess of the Applicable Interest Rate set forth in this Note, but not greater than permitted by law, until the Loan is paid in full, including the period following entry of any judgment.

9. Events of Default. At the option of the Lender, each of the following is an Event of Default under this Note: (a) if Borrower default in the payment of any installment of principal or interest or other sum payable hereunder and the default continues for ten (10) days after the day on which the payment is due; (b) if there occurs any Event of Default in the Mortgage or any of the other Loan Documents; (c) if any proceeding under the Bankruptcy Code or any law of the United States or of any State relating to insolvency, receivership, or debt adjustment is instituted by the Borrower, or if any such proceeding is instituted against Borrower and is consented to by the respondent or remains undismissed for sixty (60) days, or if relief in bankruptcy is oranted to Borrower or if a trustee or receiver is appointed for any substantial part of the property of any thereof, and such appointment shall not have been vacated within sixty (60) days thereafter, or if Borrower make an assignment for the benefit of creditors, admits in writing an inability to pay debts generally as they become due or becomes insolvent; or (d) if Borrower shall default under any note, document, instrument or other agreement between Lender and Borrower or any affiliate of Borrower (including, without limitation, the $1,000,000 line of credit loan by Lender to Borrower as evidenced inter alia, by Borrower's Revolving Line of Credit Note to Lender, dated August 13, 1996), which default continues after the expiration of any applicable grace period.

10. CONFESSION OF JUDGMENT. BORROWER DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, TO APPEAR FOR BORROWER, AND WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, AND AFTER AN EVENT OF DEFAULT, CONFESS A JUDGMENT OR JUDGMENTS AGAINST BORROWER AND IN FAVOR OF LENDER OR LENDER'S SUCCESSORS OR ASSIGNS IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE UNPAID PRINCIPAL BALANCE HEREOF, AND ALL INTEREST HEREON, TOGETHER WITH COSTS OF
SUIT AND AN ATTORNEY'S COMMISSION OF 10% FOR COLLECTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS OR ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE. ANY SUCH

JUDGMENT SHALL BE FULLY ENFORCEABLE UP TO THE AMOUNT DUE FROM BORROWER AT THE TIME ENFORCEMENT OF THE JUDGMENT IS SOUGHT, PLUS
AN ATTORNEY ' S FEE OF 5 % FOR COLLECTION . BORROWER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS, WAIVES STAY OF EXECUTION, STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION, THE RIGHT TO PETITION TO SET ASIDE OR ORDER A RESALE, THE RIGHT TO EXCEPT TO THE SHERIFF'S SCHEDULE OF PROPOSED DISTRIBUTION, THE RIGHT TO INQUISITION AND EXTENSION OF TIME OF PAYMENT, AND AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF
ANY EXECUTION ISSUED ON ANY SUCH JUDGMENT, AND BORROWER
SPECIFICALLY WAIVES ALL EXEMPTIONS FROM LEVY UNDER ANY EXISTING OR FUTURE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH
OF PENNSYLVANIA OR OF ANY OTHER JURISDICTION.

THE BORROWER KNOWINGLY, AND AFTER CONSULTATION WITH
INDEPENDENT COUNSEL, WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT UPON ENTRY SUCH JUDGMENT
SHALL BECOME A LEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY
IN WHICH SUCH JUDGMENT IS ENTERED.

THE BORROWER ACKNOWLEDGES AND AGREES THAT THE ABOVE
PARAGRAPHS OF THIS SECTION CONTAIN PROVISIONS UNDER WHICH LENDER MAY ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWER BEING FULLY AWARE OF ITS RIGHT TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGEMENT OR OTHER CLAIM THAT MAY BE ASSERTED AGAINST IT BY LENDER HEREUNDER BEFORE JUDGMENT IS ENTERED, THE BORROWER HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LENDER'S ENTERING JUDGMENT
AGAINST IT BY CONFESSION PURSUANT TO THE TERMS HEREOF.

11. Acceleration of Loan Upon Default. Upon any Event of Default which exists after the expiration of any applicable grace period, the entire unpaid principal balance of the Loan, together with all accrued interest, and all other surns owing hereunder or under the Mortgage or any other
Loan Document shall, at the option of the holder hereof, become immediately due and payable, without presentation, demand or further action of any kind.

Upon acceleration of the outstanding principal balance of the Loan, interest shall continue to accrue thereafter at the Default Rate, but not to exceed the highest rate permitted by law, until the Loan is paid in full, including the period following entry of any judgment. The failure of the holder hereof to accelerate the outstanding principal of the Loan upon the occurrence of an Event of Default hereunder shall not constitute a waiver of such Event of Default, or any default, or of the right to accelerate the Loan at any time thereafter.

12. Waiver of Notice. The Lender may exercise any right, remedy or option to which it is entitled upon a default or Event of Default (under any of the Loan Documents) without giving any prior notice to Borrower or any other party, except as such notice is clearly set forth and specifically required by the provisions of this Note or such other Loan Document.

13. Attorney's Fees and Costs of Recovery and Satisfaction. If the Lender or any subsequent holder hereof retains the services of counsel in order to address the cure of any default or Event of Default or to enforce a remedy under this Note or the Mortgage, reasonable attorney's fees and expenses shall be payable by Borrower to the holder and shall be secured by the Mortgage. Borrower shall pay the costs, title searches and all other costs incurred by the holder in connection with proceedings to recover any sums due hereunder. Borrower shall also pay any reasonable charge of the holder in connection with the satisfaction of this Note and/or Mortgage of record.

14. Waiver of Borrower and Endorsers. Borrower and all endorsers of this Note severally waive to the extent permitted by law presentment, demand, protest and notice of nonpayment, the benefit of any laws which now or hereafter might otherwise authorize the stay of any execution to be issued on any judgment recovered on this Note, or the exemption of any property from levy and sale thereunder, and all errors, defects and imperfections whatsoever of a procedural nature in the entering of the said judgment or any process or proceedings relating thereto. Borrower agree that the Mortgaged Premises or any portion thereof may be sold on writ of execution.

15. Renewals and Extensions. Borrower and all endorsers hereof, and all others who may be liable for all or any part of the indebtedness evidenced by this Note consent to any number of renewals or extensions of the time payment of any sum due under this Note or the Mortgage or any other Loan Document or for the performance of any covenant, condition or agreement thereof, or the taking or release of other or additional security, all without notice, and such actions when taken shall not release or discharge the liability of Borrower or of any such endorsers or such persons liable.

16. Remedies Cumulative and Concurrent. The remedies of the Lender or any subsequent holder hereof as provided herein, or in the Mortgage or any other Loan Documents, and all warrants of attorney herein and in said Mortgage contained, shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Borrower, and/or the Mortgaged Premises at the sole discretion of the holder, and such warrants shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall not be construed as a waiver or release of the same.

17. Waiver. The Lender or any subsequent holder hereof shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender or any subsequent holder hereof, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

18. Usury. Notwithstanding any provision of this Note to the contrary, it is the intent of Borrower and Lender that Lender shall not at any time be entitled to receive, collect or apply, and Borrower and Lender shall not be deemed to have contracted for, as interest on the principal indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event Lender ever receives, collects or applies as interest any such excess, such excess shall be deemed partial payment of the principal indebtedness evidenced hereby, and if such principal shall be paid in full, any such excess shall forthwith be paid to Borrower.

19. Subsequent Loans. The Mortgage shall extend to and cover any additional loans made by Lender to Borrower at any time or times heretofore or hereafter.

20. No Affiliation. The Lender or any subsequent holder hereof shall in no event be construed for any purpose to be a partner, joint venturer or associate of Borrower or any lessee, operator, concessionaire or licensee of Borrower in the conduct of their respective businesses.

21. Notices. All Notices shall be given to Borrower at:

Seven Fields Development Company
2200 Garden Drive, Suite 200
Mars, Pennsylvania 16046-7846
Attention: Roman Polnyj
Telephone No. (412) 776-5070
Telefax No. (412)776-0050

and to Lender at:

First Western Bank, National Association
250 Insurance Street, Suite 100
Beaver, PA 15009
Attention: Patrick J. Sentner
Telephone No. (412) 775-7800
Telefax No. (412) 775-5710

Except as otherwise provided in this Note, all notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when delivered in person or when sent by telefax (with a confirming telephone call to confmn receipt), by FedEx or other overnight receipted delivery system, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, directed to the party to receive the same at its address stated above or at such other address as may be substituted by notice given as herein provided.

22. Assignment. Borrower's obligations hereunder shall extend to and bind Borrower's heirs, executors, administrators, successors and assigns. This
Note is fully assignable by Lender.

23. Governing Law. This Note is secured by the Mortgage on real estate situate in the Commonwealth of Pennsylvania and shall be deemed made under and governed by the laws of the Commonwealth of Pennsylvania in all respects, including matters of construction, performance and enforcement. Borrower agrees that the Courts of Common Pleas of Allegheny County, Butler
County, Beaver County, and Lawrence County, Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have exclusive jurisdiction and venue with respect to all actions by or against Borrower under or pursuant to this Note and Borrower hereby consents to the jurisdiction of such courts and to service of process, effective upon receipt by personal service, overnight express delivery or registered or certified mail to Borrower at the address given above. Borrower shall promptly notify Lender of any change in Borrower's address.

24. Severability Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or any portion thereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

25. Incorporation of Other Loan Documents. All of the Loan Documents are hereby fully incorporated by reference into this Note with the same force and effect as thouah fully set out herein.

26. Time of the Essence. Time is of the essence with respect to each and every provision of this Note.

27. Headings. The headings in sections and titles of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

THIS DOCUMENT CONTAINS A PROVISION AUTHORIZING THE ENTRY OF
JUDGMENT BY CONFESSION. THIS MEANS THAT A JUDGMENT COULD BE
ENTERED AGAINST YOU WITHOUT NOTICE OR A TRLKL. THIS COULD RESULT IN YOUR PROPERTY BEING SOLD BY THE SHERIFF IN ORDER TO SATISFY THIS
JUDGMENT. BY SIGNING THIS DOCUMENT YOU ACKNOWLEDGE THAT YOU HAVE
READ AND UNDERSTOOD ALL OF THE TERMS CONTAINED HEREIN.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first above written.

WITNESS:

SEVEN FIELDS DEVELOPMENT COMPANY, a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation)

By: Seven Fields Management, Inc. a Pennsylvania corporation
By: Roman Polnyj
Title: Chief Financial Officer

OPEN-END MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE SECURES FUTURE ADVANCES
(All notices to be given to Mortgagee pursuant to 42 PA. C.S.A. 8143 shall be given as set forth in Section 9.01 of this Mortgage.)

     THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT ("Mortgage") IS MADE as of 25th day of November, 1996, by SEVEN FIELDS DEVELOPMENT COMPANY, a Pennsylvania corporation), with an address at 2200 Garden Drive, Suite 200, Mars, Pennsylvania 16046-7846 ("Mortgagor"), in favor of FIRST WESTERN BANK, NATIONAL ASSOCIATION, a national banking association, with an address at 250 Insurance Street, Suite 100, Beaver, Pennsylvania 15009 ("Mortgagee").

This Mortgage is an "Open-End Mortgage" as set forth in 42 PA. C.S.A.
8143 and secures obligations up to a maximum amount of indebtedness outstanding at nay time of Seven Hundred Fifty Thousand Dollars ($750,000), plus accrued and unpaid interest, including, but not limited to, advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Mortgaged Property, together with all other sums due hereunder or secured hereby.

WITNESSETH:

WHEREAS, Mortgagor is the owner of a certain tract or parcel of land situate in the Castle Creek Phase II Plan of Lots, Seven Fields Boro Township, Butler County, Pennsylvania described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon;

WHEREAS, Mortgagee is making a revolving line of credit loan to Mortgagor in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) (the"Loan), the proceeds of which will be advances to Mortgagor from time to time pursuant to the terms and conditions of a certain Revolving Line of Credit Loan Agreement, dated as of the date hereof (the "Loan Agreement") between Mortgagor and Mortgagee for the purposes set forth in the Loan Agreement

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the "Secured Obligations)"

(A) all indebtedness, together with all interest thereon, evidenced by that certain Revolving Line of Credit Note (the "Note") from Mortgagor to Mortgagee dated as of the date hereof in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), as the same may be amended, supplemented, replaced or renewed from time to time, the provisions of the foregoing document being incorporated herein by this reference;

(B) any sums advanced by Mortgagee or which may otherwise become due pursuant to the provisions of this Mortgage or pursuant to any other document or instrument delivered to Mortgagee with respect to the Secured Obligations (all such documents and instruments, including that identified in subpart A above, are collectively referred to herein as the "Loan Documents").

Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, mortgage, pledge and confirm unto Mortgagee and does agree that Mortgagee shall have a security interest in the following described property (collectively, the "Mortgaged Property"), now owned or held or hereafter acquired, to Wit:

(i) all of Mortgagor's estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, rights and appurtenances thereunto belonging and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein and in the public streets and ways adjacent thereto, either in law or in equity, in possession or expectancy (collectively, the "Realty");

(ii) the structures and buildings, and all additions and improvements thereto, now or hereafter erected upon the Realty (including all Equipment, as hereinafter defined, constituting fixtures) (collectively, the "Improvements");

(iii) all leases and other agreements now or hereafter in existence relating to the use, occupancy or possession of the Realty, Improvements or Equipment, or any part thereof, and all right, title and interest of Mortgagor thereunder, including cash and securities deposited thereunder to secure performance by the tenants of their obligations thereunder, and including further, the right to receive and collect the rents ("Rents") thereunder and all guaranties thereof (collectively, the "Leases");

(iv) all machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature whatsoever, and regardless of whether the same may now or hereafter be attached or affixed to the Realty or Improvements (collectively, the "Equipment");

(v) all Mortgagor's rights and interests in and to the Sale Agreements (as defined in Section 8.5 hereof);

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, to its own use forever in accordance with the provisions hereof.

ARTICLE 1
REPRESENTATION AND WARRANTIES

Mortgagor represents and warrants to Mortgagee as follows:

1.1 Warranty of Title. Mortgagor has good and marketable title to an estate in fee simple absolute in the Realty and Improvements and has all right, title and interest in all other property constituting a part of the Mortgaged Property, in each case free and clear of all liens and encumbrances, except as set forth on Mortgagee's title insurance policy with respect to the Mortgaged Property or as otherwise approved in writing by Mortgagee. This Mortgage is a valid and enforceable first lien on the Mortgaged Property (except as set forth in Mortgagee's policy of title insurance or as otherwise approved in writing by Mortgagee), and Mortgagee shall, subject to Mortgagor's right of possession prior to an Event of Default, quietly enjoy and possess the Mortgaged Property. Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons and parties whomsoever.

ARTICLE 2
AFFIRMATIVE COVENANTS

Until all of the Secured Obligations shall have been fully paid, satisfied and discharged Mortgagor shall:

2.1 Payment and Performance of Secured Obligations. Pay and perform all Secured Obligations when due as provided in the Loan Documents.

2.2 Legal Requirements. Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to Mortgagor or to any of the Mortgaged Property (collectively, the "Legal Requirements").

2.3 Impositions.

(a) Before interest or penalties are due thereon and otherwise when due, Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against Mortgagor or any of the Mortgaged Property. The obligations referred to in this Section are hereinafter collectively referred to as the "Impositions". Within thirty (30) days after the payment of any Imposition, Mortgagor shall deliver to Mortgagee evidence acceptable toMortgagee of such payment.

(b) Subject to the right of Mortgagor to contest the payment of an Imposition as hereinafter provided, Mortgagee may pay or perform any Imposition and add the amount so paid or the cost incurred to the Secured Obligations, and all such amounts shall on demand be due and payable.

(c) Mortgagor may in good faith contest, by proper legal proceedings, the validity of any Legal Requirement or the validity or amount of any Imposition, provided (i) an Event of Default does not exist, and (ii) such contest is maintained and prosecuted with diligence.

2.4 Maintenance and Impairment of Securitv. Mortgagor shall keep the Mortgaged Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without Mortgagee's prior written consent. Mortgagor shall not remove, demolish or alter the Mortgaged Property nor commit or suffer waste with respect thereto, nor permit the Mortgaged Property to become deserted or abandoned. Mortgagor shall permit Mortgagee and its agents at any time, and from time to time, to enter upon and visit the Mortgaged Property for the purpose of inspecting and appraising the same. Mortgagor covenants and agrees not to take or permit any action with respect to the Mortgaged Property which will in any manner impair the security of this Mortgage.

2.5 Use of Mortgaged Propertv. Mortgagor shall use, and permit others to use the Mortgaged Property only for uses permitted under applicable Legal Requirements.

2.6 Books and Records. Mortgagor shall maintain and Mortgagee shall have access to complete and adequate books of account and other records relating to the operation and use of the Mortgaged Property as Mortgagee may require. Mortgagor shall permit Mortgagee to photocopy such books and records.

ARTICLE 3
NEGATIVE COVENANTS

Until all of the Secured Obligations shall have been fully paid, satisfied and discharged.

3.1 Leases. Mortgagor shall not (i) execute an assignment or pledge of the Rents and/ or the Leases other than in favor of Mortgagee; or (ii) accept any prepayment of an installment of any Rents prior to the due date of such installment.

3.2 No Other Financing or Liens. Mortgagor shall not enter into any lease for any personal property, as lessee, which is to be used in connection with the operation of Mortgagor's business at the Mortgaged Property or create or cause or permit to exist any lien on. or security interest in, whether voluntary or involuntary, any part of the Mortgaged Property, other than in favor of Mortgagee.

3.3 Sale of Mortgaged Property: Etc. Mortgagor shall not sell, assign, give, mortgage, pledge, hypothecate, encumber, lease or otherwise transfer the Mortgaged Property, or any part thereof or interest therein, voluntarily or involuntarily, without Mortgagee's prior written consent, except in accordance with the terms and conditions of the Revolving Line of Credit Loan Agreement and the Revolving Line of Credit Note executed contemporaneously herewith.

ARTICLE 4
INSURANCE, CONDEMNATION AND) RESTORATION

4.1 Insurance.

(a) Mortgagor shall maintain comprehensive public liability insurance, fire insurance with extended coverage, builder's risk insurance with respect to any construction, renovation or reconstruction, contractual liability insurance for all indemnification obligations of Mortgagor under all Leases and such other insurance as may be required from time to time by Mortgagee. The amounts, coverages and other terms and conditions of the insurance policies shall at all times be satisfactory to Mortgagee and shall satisfy any coinsurance requirements of Mortgagee. Mortgagor shall pay as they become due all premiums for such insurance, shall keep each policy in full force and effect, shall deliver to Mortgagee evidence of the payment of the full premium therefor at least twenty (20) days prior to the expiration date of each policy and shall deliver to Mortgagee original policies of insurance, with noncontributory mortgagee clauses in favor of and acceptable to Mortgagee. Mortgagor's liability insurance policy shall specifically name Mortgagee as an additional insured. Each policy shall provide for written notice to Mortgagee at least thirty (30) days prior to any cancellation, nonrenewal or amendment of such msurance.

(b) If the Mortgaged Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Mortgagor shall maintain a flood insurance policy covering the Mortgaged Property in an amount not less than the full replacement value of the Mortgaged Property or the maximum limit of coverage available under the federal program, whichever amount is less.

4.2 Rights of Mortgagee to Proceeds. In the event of loss, Mortgagor shall not adjust, collect or compromise any insurance claims under said policies without the prior written consent of Mortgagee. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, to Mortgagor and Mortgagee jointly. All insurance proceeds shall be payable to Mortgagee and such proceeds may, at Mortgagee' s sole option, be applied to all or any part of the Secured Obligations and in any order (notwithstanding that such Secured Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Mortgaged Property under such terms and conditions as Mortgagee may impose. Mortgagee shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Mortgagee shall not in any circumstances be deemed to have waived its right to make such election.

4.3 Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Mortgaged Property, shall notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee, and any award or compensation shall be applied, at Mortgagee's option, to any part of the Secured Obligations and in any order (notwithstanding that any of such Secured Obligations may not then be due and payable) or to the repair and restoration of any of the Mortgaged Property under such terms and conditions as are set forth in Section 4.4 or otherwise as Mortgagee may impose. Mortgagee shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Mortgagee shall not in any circumstances be deemed to have waived its right to make suchelection.

ARTICLE 5
DEFAULT

5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) a failure to pay any Secured Obligations when due in accordance with the terms thereof;

(b) Mortgagor shall fail to perform or observe any of the obligations in
Article 3 or 4 of this Mortgage;

(c) a failure by Mortgagor to duly perform and observe any other provision in this Mortgage, and such failure shall continue for a period of thirty
(30) days after notice from Mortgagee;

(d) any representation or warranty made by Mortgagor herein or in any of the Loan Documents or in any other instrument or document which pertains to or is delivered in connection with any of the Secured Obligations proves to be incorrect, now or hereafter, in any material respect;

(e) Mortgagor, or any obliger or guarantor of any of the Secured Obligations, shall become insolvent or unable to pay its or his or her debts as the same mature, or a petition shall be filed by or against Mortgagor or any such party in bankruptcy or seeking the appointment of a receiver, trustee or conservator for Mortgagor or any such party or for any portion of its or his or her property, or for reorganization or to effect a plan or other arrangement with or for the benefit of creditors or Mortgagor or any such party shall consent to the appointment of a receiver, trustee or conservator for Mortgagor or any such party or for any portion of its or his or her property;

(f) foreclosure proceedings are instituted against the Mortgaged Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage;

(g) Mortgagor shall fail to comply with any duty or obligation imposed pursuant to Article 7 hereof or any warranty or representation contained therein shall be incorrect or misleading;

(h) Mortgagor shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 PA. C.S.A. 8143 electing to limit the indebtedness secured by this Mortgage; or

(i) Mortgagor shall default under any note, document, instrument or other agreement between Mortgagee and Mortgagor or any affiliate of Mortgagor (including, without limitation, the $1,000,000 line of credit loan by Mortgagee to Mortgagor as evidenced, inter aria, by Mortgagor's Revolving Line of Credit Note to Mortgagee, dated August 13, 1996), which default continues after the expiration of any applicable grace period.

5.2 Demand Obligation. Nothing in this Mortgage or any of the other Loan Documents shall be construed to limit the applicability of any term of the Loan Documents providing for the payment of any Secured Obligations on demand.

ARTICLE 6
REMEDIES

6.1 Rights and Remedies of Mortgaee. If an Event of Default occurs, and is not cured within the applicable grace period, if any, Mortgagee may, at its option and notwithstanding any contrary provisions in the Loan Documents, without demand, notice or delay, do one or more of the following:

(a) Mortgagee may declare the entire unpaid principal balance of the Secured Obligations, together with all interest thereon, to be due and payable immediately (and in the case of an Event of Default under subsection 5.1(e), all such indebtedness shall automatically and immediately become due and payable without notice or any other act).

(b) Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interests of Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys fees.

(c) Mortgagee may, in its sole and absolute discretion, and without releasing Mortgagor or any other obligor or guarantor from any obligation under any of the Loan Documents and without waiving any Event of Default:
(i) collect any or all of the Rents, including any Rents past due and unpaid,
(ii) perform any obligation or exercise any right or remedy of Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Mortgaged Property. Mortgagee may exercise any right under this subsection
(c), whether or not Mortgagee shall have entered into possession of any of the Mortgaged Property, and nothing herein contained shall be construed as constituting Mortgagee a "mortgagee in possession", unless Mortgagee shall have entered into and shall continue to be in actual possession of the Mortgaged Property. Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Mortgaged Property to pay all Rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee, as if Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Mortgagee, and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor.

6.2 Sale in Parcels or Units. In case any sale under this Mortgage occurs by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel or unit and as an entity, or in such parcels or units, and in such manner or order, as Mortgagee in its sole discretion may elect.

6.3 Confession of Judgment in Ejectment. At any time after the occurrence of an Event of Default, without further notice, regardless of whether Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, it shall be lawful for any attorney licensed in the Commonwealth of Pennsylvania as attorney for Mortgagor to confess judgment in ejectment against Mortgagor and all persons claiming under Mortgagor for the recovery by Mortgagee of possession of all or any part of the Mortgaged Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be determined and the possession of the Mortgaged Property remain in or be restored to Mortgagor, Mortgagee shall have the right upon any subsequent default or defaults to bring one or more amicable action or actions as hereinbefore set forth to recover possession of all or any part of the Mortgaged Property.

6.4 Remedies Cumulative. All remedies contained in this Mortgage are cumulative and Mortgagee also has all other remedies provided by law or in equity or in any of the other Loan Documents. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage will be construed to be a waiver of that right or remedy or a waiver of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

ARTICLE 7
ENVIRONMENTAL MATTERS

7.1 Environmental Protection.

(a) The Mortgagor represents and covenants that, except as disclosed by the Mortgagor to the Mortgagee in writing on or prior to the date of this act,
(i) the Mortgagor has not caused or suffered to occur and the Mortgagor will not hereafter cause or suffer to occur, a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste (a "spill"), or release of a hazardous substance at, upon, under or within the Mortgaged Property or any contiguous real estate; (ii) neither the Mortgagor nor any other party has been, is or will be involved in operations at or near the Mortgaged Property which could lead to the imposition on the Mortgagor or any other owner of the Mortgaged Property of liability or the creation of a lien on the Mortgaged Property, under any applicable federal, state or local statute, rule or regulation (collectively, the "Law") or under any similar applicable laws or regulations; and (iii) the Mortgagor has not permitted and will not permit any tenant or occupant of the Mortgaged Property to engage in any activity that could lead to the imposition of liability on such tenant or occupant, the Mortgagor or any other owner of any of the Mortgaged Property, or the creation of a lien on the Mortgaged Property, under the Law or any similar applicable laws or regulations.

(b) The Mortgagor shall comply strictly and in all respects with the requirements of the Law and related regulations and with all similar applicable laws and regulations and shall notify Mortgagee promptly in the event of any spill or release of a hazardous substance upon the Mortgaged Property, and shall promptly forward to Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or release or any other matter relating to the Law or related regulations or any similar applicable laws or regulations, as they may affect the Mortgaged Property.

(c) The Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by Mortgagee, whether as holder of this Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Mortgaged Property by virtue of foreclosure or acceptance of a deed in lieu of foreclosure (I) under or on account of the Law ore related regulations or any similar applicable laws or regulation, including the assertion of any lien thereunder; (ii) with respect to any spill or release or threatened release of a hazardous substance; and
(iii) with respect to any other matter affecting the Mortgaged Property within the jurisdiction of the U.S. Environmental Protection Agency or any similar state or local agency; and

(d) In the event of any spill or release or threatened release of a hazardous substance affecting the Mortgaged Property, whether or not the same originates or emanates from the Mortgaged Property or any such contiguous real estate, and/or if the Mortgagor shall fail to comply with any of the requirements of the Law or related regulations or any other environmental law or regulation, Mortgagee may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Mortgaged Property and/or take any and all other actions as Mortgagee shall deem necessary or advisable in order to remedy said spill or release or threatened release of a hazardous substance or cure said failure of compliance and any amounts paid as a result thereof, together with interest thereon at the Default Rate from the date of payment by the Mortgagee shall be due and payable by the Mortgagor to Mortgagee within fifteen (15) business days of demand therefor, and until paid shall be added to and become a part of the indebtedness and shall have the benefit of the lien hereby created as a part thereof.

7.2 Environmental Indemnification. Mortgagor covenants and agrees, at its sole cost and expense, to indemnify, protect and hold Mortgagee harmless against and from all claims, damages, losses, liabilities, penalties, fines or judgments, including any attorney's fees, expert fees or costs incurred, arising in any manner out of any of the matter set forth in Section 7.1 above or otherwise arising under any Environmental Law, whether such matters arise before or after the exercise of any remedies by Mortgagee under this Mortgage or the taking of title by Mortgagee to all or any portion of the Mortgaged Property. Indemnified matters shall include, without limitation, all of the following: (i) the costs or removal of any and all Contamination from all or any portion of the Mortgaged Property or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the release of Contamination on, in under or affecting the Mortgaged Property onto the land and into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to comply, in connection with all or any portion of the Mortgaged Property or any surrounding areas, with all Environmental Laws. The indemnification obligations of this Section 7.2 shall survive repayment of the Secured Obligations and satisfaction of this Mortgage.

ARTICLE 8
ADDITIONAL RIGHT S AND OBLIGATIONS

8.1 Installments for Insurance. Taxes and Other Charges. Without limiting the effect of any other provision of this Mortgage, Mortgagor shall, if requested by Mortgagee, pay to Mortgagee monthly with its payment on the Note, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Mortgaged Property (the "Escrow Charges"); and on demand, from time to time, Mortgagor shall pay to Mortgagee any additional sums necessary to pay when due all Escrow Charges. The amounts so paid shall be security for the Secured Obligations and shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred. No amount so paid to Mortgagee shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, nor shall any sums paid bear interest. Upon the occurrence of an Event of Default, Mortgagee shall have the right, at its election, to apply any amount so held against the Secured Obligations due and payable in such order as Mortgagee may deem fit, and Mortgagor hereby grants to Mortgagee a lien upon and security interest in such amounts for such purpose.

8.2 Mortgagee's Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (b) take such action as Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Mortgaged Property.

8.3 Mortgagee's Costs and Expenses. In the event of an Event of Default or the exercise by Mortgagee of any of its rights hereunder, or if Mortgagee shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Mortgaged Property or the Secured Obligations, or if review and approval of any document, or any other matter related to any of the Secured Obligations, is required by, or requested of, Mortgagee, Mortgagor shall pay to Mortgagee on demand its costs, expenses and attorneys fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Obligations and shall bear interest at the Default Rate from the date of demand.

8.4 Further Assurances. Mortgagor agrees to execute such further assurances, documents and instruments as may be desirable by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage.

8.5 Release of Lots.

(a) The Mortgaged Property consists of separately subdivided lots in the Castle Creek Phase II Plan of Lots, recorded in the office of the Recorder of Deeds of Butler County at Plan Book Volume 185, pages 8-10 (each such subdivided lot is hereinafter called a "Lot"). Notwithstanding anything in any of the Loan Documents to the contrary, upon the conveyance of any Lot, Mortgagee shall grant a partial release of the lien of this Mortgage with respect to the Lot conveyed provided that (i) no default, or event or condition which with the passage of time or the giving of notice, or both, would constitute a default, under this Mortgage or the Loan Documents shall have occurred or exist, and (ii) Mortgagor, in addition to all other payments required with respect to the Loan, shall have paid to Mortgagee concurrently with such release a fee (the "Release Fee") equal to the greater of (i) the amount of funds advanced by Mortgagee under the Loan for such Lot and Improvements thereon or (ii) Sixty Two Thousand Five Hundred
Dollars ($62,500). Upon receipt, if Mortgagor is not in default, the Release Fee shall be applied to the reduction of the unpaid outstanding principal balance of the Loan. Otherwise, the Release Fee shall be applied to accrued delinquency charges or fees, accrued interest, principal or other costs of the Mortgaged Property in such priority as Mortgagee shall determine. At least two (2) business days prior to the closing of the sale of the Lot, Mortgagee shall provide Mortgagee with a copy of the proposed settlement statement for such sale. It is also agreed and understood that copies of final settlement statements for all Lots sold will be delivered to Mortgagee at the time a release of Mortgage is requested.

(b) Mortgagor hereby assigns, transfers, grants and conveys unto Mortgagee, its successors and assigns, all of Mortgagor's right, title and interest as Seller, in and to any and all agreements of sale for each Lot (all such agreements of sale, collectively called the "Sale Agreements") to have and to hold the same unto Mortgagee, its successors and assigns, until payment in full of the Secured Obligations. Mortgagor hereby covenants and agrees with Mortgagee as follows: Mortgagor shall promptly perform all of the provisions of the Sale Agreements on the part of Seller thereunder to be performed and appear and defend in any action or proceeding in any manner connected with the Sale Agreements or the obligations of Mortgagor thereunder. Within five (5) days after the request by Mortgagee, Mortgagor shall deliver to Mortgagee a written statement containing the names of all buyers, the terms of all Sale Agreements and the Lots to be sold and the prices to be paid thereunder, together with a statement of all Sale Agreements which are then in default, including the nature of such default. Within five (5) days after execution of any Sale Agreement, Mortgagor shall deliver to Mortgagee a duly executed counterpart thereof, certified by all of the parties thereto to be true and correct.

Notwithstanding the foregoing, or any of the other provisions of this paragraph 8.5, Mortgagor agrees that the Mortgagee shall have no liability to the Mortgagor pertaining to or arising out of the Sale Agreements. Mortgagor does and hereby agrees to indemnify Mortgagee and hold it harmless from and against any and all liability, loss or damage which it may incur under the Sale Agreements or under by reason of this assignment, including costs, expenses and reasonable attorney's fees.

ARTICLE 9
MISCELLANEOUS MATTERS

9.1 Notice.

(a) Except as otherwise provided in this Mortgage, all notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when delivered in person, or when deposited in the United States mail, by registered or certified mail, return receipt requested, directed to the party to receive the same at the addresses set forth at the beginning of this Mortgage or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived.

(b) All notices given by Mortgagor to Mortgagee pursuant to 42 PA. C.S.A. 8143(c) shall be given to Mortgagee in accordance with this Section 9.1 and must be signed by all parties necessary to bind Mortgagor in accordance with the applicable documents of formation of Mortgagor and all applicable laws.

9.2 Severabilitv. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be inapplicable, invalid, illegal, or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such inapplicable, invalid, illegal or unenforceable provision had never been contained herein.

9.3 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Mortgagor and Mortgagee.

9.4 No Oral Modification. This Mortgage may be modified, amended, discharged or waived only by an agreement in writing, signed by all of the parties hereto.

9.5 Defeasance. If Mortgagor pays to Mortgagee in full the Secured Obligations, and if Mortgagor is no longer able to borrow money under the Loan Agreement, then this Mortgage shall become void.

IN WITNESS HEREOF, Mortgagor has caused this Mortgage to be duly executed the day and year first above written.

SEVEN FIELDS DEVELOPMENT COMPANY,
a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation)

By: Seven Fields Management, Inc., a
       Pennsylvania corporation

       By: Roman Polnyj
       Title: Chief Financial Officer

CERTIFICATE OF RESIDENCE

The undersigned certifies that the residence of Mortgagee is 250
Insurance Street, Suite 100, Beaver, Pennsylvania 15009.

COMMONWEALTH OF PENNSYLVANIA )
)SS:
COUNTY OF ALLEGHENY)

 On this 25th day of November, 1996, before me, a notary public, personally appeared Roman Polnyj, who acknowledged himself to be the Chief Financial Officer of SEVEN FIELDS MANAGEMENT, INC., a Pennsylvania corporation, Trustee of SEVEN FIELDS DEVELOPMENT COMPANY, a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as Trustee of such business trust by himself as such officer in such Trustee.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


Notary Public

My Commission Expires:

Notarial Seal

EXHIBIT "A"

ALL that certain tract or parcel of land situate in the Borough of Seven Fields. Butler County, Pennsylvania. known as the Castle Creek Plan Phase
II. as recorded in Butler County Plan Book Volume 185, pages 8 - 10.

     EXCEPTING and reserving thereout and therefrom Parcels 1701 through 1704, Parcels 1901 through l 90S and Parcels 2901 through 2905.

     BEING identified in Butler County Assessment Records be the following Parcel nurnbers,all of which are in District 505, Map S1:

Parcels 1301 through 1306
Parcels 1401 through 1404
Parcels 1501 through lSOS
Parcels 1601 through 1604
Parcels 1801 through 1806
Parcels 2001 through 2004
Parcels 2101 through 2104

Parcel HA (Lot A)
HB ( Common Area)

Parcels 2201 through '204
Parcels 2301 through 2,04
Parcels 2401 through 9404
Parcels 2501 through '505
Parcels 9601 through '604
Parcels 2701 through 2702
Parcels 2801 through 2804
CROSS-DEFAULT AGREEMENT

THIS AGREEMENT, made as of the 25 day of November, 1996, by and between SEVEN PlE;LDS DEVELOPMENT COMPANY., a Pennsylvania business trust, formerly known as Canterbury Village, Inc., a Pennsylvania corporation, (the "Mortgagor") and FIRST WESTERN BANK, NATIONAL ASSOCIATION, a national banking association, (the "Mortgagee");

WITNESSETH:

WHEREAS, Mortgagor and Mortgagee have entered into a Revolving Line of Credit Loan Agreement (the "First Loan Agreement"), dated as of August 13, 1996, in connection with a loan made, by Mortgagee to Mortgagor in the maximum principal amount of $1,000,000.00, which loan is evidenced by a Revolving Line of Credit Note (the "First Note"), dated as of August 13, 1996, in the principal face amount of $1,000,000.00; and

WHEREAS, the First Note is secured by an Open-End Mortgage and Security Agreement (the "First Mortgage"), dated as of August 13, 1996 and recorded in the Recorder's Office of Butler County, Pennsylvania, upon certain property situate in the Hawthorne Commons Plan of Lots in the Borough of Seven Fields, Butler County, Pennsylvania (the "Hawthorne Commons Premises"), and recorded in the Butler County, Pennsylvania, Recorder's Office at Mortgage Book Volume 2658, page 72 (the First Note, First Mortgage and the First Loan Agreement hereinafter collectively referred to as the "First
Loan Documents"); and

WHEREAS, Mortgagor and Mortgagee have also entered into a Revolving Line of Credit Loan Agreement of even date herewith (the "Second Loan Agreement") in connection with a loan to be made by Mortgagee to Mortgagor in the maximum principal amount of $750,000, which loan is evidenced by a Revolving Line of

Credit Note (the "Second Note") in the principal face amount of $750,000, and is secured by an Open-End Mortgage and Security Agreement (the "Second Mortgage") upon the Castle Creek Phase II Plan of Lots in the Borough of Seven Fields, Butler County, Pennsylvania (the "Castle Creek Premises"), of even date herewith and recorded, or to be recorded, in said Butler County, Pennsylvania, Recorder's Office (the Second Note, Second Mortgage and Second Loan Agreement hereinafter collectively referred to as the "Second Loan Documents ");

     NOW, THEREFORE, to induce the Mortgagee to make the loan evidenced and secured by the Second Loan Documents and for other good and valuable consideration, the parties hereto, intending to be legally oound, covenant and.agree as follows:

     1. A default under the terms of the Second Loan Documents shall constitute a default under the First Loan Documents, and all sums due or to become due thereunder shall become immediately due and payable and all other rights and remedies thereunder shall become effective, without further notice to or demand upon Mortgagor.

     2. A default under the terms of the First Loan Documents shall constitute a default under the Second Loan Documents, and all sums due or to become due thereunder shall become immediately due and payable and all other rights and remedies thereunder shall become effective, without further notice to or demand upon Mortgagor.

     3. Mortgagee may do any of the following without adversely affecting the validity or enforceability of the First Loan Documents: (i) release, surrender, exchange, compromise or settle obligations under the Second Loan Documents; (ii) change, renew or waive the terms of the Second Loan Documents, or any instrument, document or agreement relating thereto, including without limitation the right to change the rate of interest thereunder; (iii) grant any extension or indulgence with respect to payment or performance under the Second Loan Documents; (iv) enter into any agreement of forbearance with respect to the Second Loan Documents; (v) release, surrender, exchange or compromise any security held by the Mortgagee in connection with the Loan evidenced and secured by the Second Loan Documents;
(vi) release any person who is a guarantor or surety of, or who has agreed to purchase, the Loan evidenced and secured by the Second Loan Documents; and
(vii) release, surrender, exchange or compromise any security or lien held by Mortgagee for the liabilities of any person or entity who is such guarantor or surety.

4. Mortgagee may do any of the following without adversely affecting the validity or enforceability of the Second Loan Documents: (I) release, surrender, exchange, compromise or settle obligations under the First Loan Documents; (ii) change, renew, or waive the terms of the First Loan Documents, or any instrument, document or agreement relating thereto, including without limitation the right to change the rate of interest thereunder; (iii) grant any extension or indulgence with respect to payment or performance under the First Loan Documents; (iv) enter into any agreement of forbearance with respect to the First Loan Documents; (v) release, surrender, exchange or compromise any security held by the Mortgagee in connection with the loan evidenced and secured by the First Loan Documents;
(vi) release any person who is a guarantor or surety of, or who has agreed to purchase, the loan evidenced and secured by the First Loan Documents;
and (vii) release, surrender, exchange or compromise any security or lien held by Mortgagee for the liabilities of any person or entity who is such guarantor or surety.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.


SEVEN FIELDS DEVELOPMENT COMPANY,
a Pennsylvania business trust (formerly known as Canterbury Village, Inc., a Pennsylvania corporation)

By: Seven Field Management, Inc. A
       Pennsylvania corporation

       By: Roman Polnyj
        Title: Chief Financial Officer


FIRST WESTERN BANK, NATIONAL
ASSOCIATION

By: Patrick J. Sentner
      Title: Commercial Loan Officer